Exhibit 99.2
For Immediate Release

Contact :	C. Edward Jordan
Executive Vice President of Commerce Bancorp, Inc.
(856-751-9000)
COMMERCE BANCORP TO COMMENCE MAILING OF
DEFINITIVE PROXY MATERIALS
Special Meeting of Shareholders to Vote on Proposed Acquisition Agreement Scheduled for February 6, 2008
     (January 7, 2008) — Cherry Hill, New Jersey — Commerce Bancorp, Inc. (NYSE:CBH) announced today that it has filed with the Securities and Exchange Commission definitive proxy materials in connection with its pending merger transaction with TD Bank Financial Group (TDBFG) (TSX and NYSE:TD).
     As announced previously on October 2, 2007, Commerce Bancorp, Inc. entered into a definitive agreement for TDBFG to acquire Commerce Bancorp, Inc. Under the agreement, Commerce shareholders will receive 0.4142 shares of a TD common share and US$10.50 in cash in exchange for each common share of Commerce Bancorp Inc.
     A special meeting of Commerce Bancorp, Inc. shareholders to consider and vote upon the proposed acquisition has been scheduled for Wednesday, February 6, 2008 at 4:00 p.m. at Commerce University, 4140 Church Road, Mount Laurel, New Jersey 08054. Commerce Bancorp, Inc. shareholders of record as of December 14, 2007 will be entitled to vote at the special meeting. The mailing of the proxy materials, including a proxy card and notice of the special meeting, to Commerce shareholders is expected to take place on or about January 7, 2008.
About Commerce Bank
     Commerce Bank, “America’s Most Convenient Bank,” is a leading retailer of financial services with 470+ convenient stores in New Jersey, New York, Connecticut, Pennsylvania, Delaware, Washington, D.C., Virginia, Maryland and Florida. Headquartered in Cherry Hill, N.J., Commerce Bancorp (NYSE: CBH)

has $50 billion in assets. For more information about Commerce, please visit the company’s interactive financial resource center at commerceonline.com, or call 888-751-9000.
Forward-Looking Statements
     The information presented may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and comparable “safe harbor” of Canadian legislation, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Commerce Bancorp, Inc. stockholders; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Commerce Bancorp, Inc.’s businesses into those of TD Bank Financial Group in a timely and cost-efficient manner; and the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe. Additional factors that could cause TD Bank Financial Group’s and Commerce Bancorp, Inc.’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 40-F for The Toronto-Dominion Bank and the 2006 Annual Report on Form 10-K of Commerce Bancorp, Inc. filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (http://www.sec.gov).
     The Toronto-Dominion Bank has filed a registration statement with the SEC which includes a definitive proxy statement/prospectus regarding the proposed transaction that will be mailed to Commerce shareholders. Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed transaction, as well as other documents filed with the SEC, because they contain important information. Shareholders can obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about The Toronto-Dominion Bank and Commerce Bancorp, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations, (416) 308-9030, or to Commerce Bancorp, Inc., Shareholder Relations, 1701 Route 70 East Cherry Hill, NJ 08034-5400, 1-888-751-9000.

     The Toronto-Dominion Bank, Commerce Bancorp, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2007, which was filed with the Securities and Exchange Commission on November 29, 2007, and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on February 23, 2007. Information regarding Commerce Bancorp, Inc.’s directors and executive officers is available in Commerce Bancorp, Inc.’s proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on April 13, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph.